Exhibit 4.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                               BIO-LIFE LABS, INC.

WARRANT AGREEMENT and paper certificate, dated June 20, 2005 (the "Agreement"), by and between Bio-Life Labs, Inc. , a Nevada corporation (the "Company"), and Chaim and Margaret Stern the holder of warrants to purchase 3,750,000 shares of the Company's common stock exercisable for a period of three years at a price of $0.20 per share individually a "Holder") and callable by the Company at $0.20 if the Company's bid price closes at or greater than $0.50 per share for 30 consecutive days, with all such underlying shares to have demand registration rights.

                          COMMON STOCK PURCHASE WARRANT


                 To Purchase 3,750,000 Shares of Common Stock of

        THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") CERTIFIES that, for value received, Chaim and Margaret Stern (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant (the "Exercise Date") and on or prior to the third anniversary of the Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Bio-Life Labs, Inc. , a Nevada corporation (the "Company"), up to 3,750,000 shares (the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $0.20, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is callable by the Company at any time if the Company's bid price closes at or greater than $0.50 for 30 consecutive days. The Holder shall have registration rights. A registration statement on a Form SB-2 must be filed on or before November 30, 2005 for all underlying shares. In the event that Holder exercises its Option, defined herein, the registration date shall be extended. Holder is hereby granted the option by the Company to invest in up to 50% of a subsequent offering that closes on or before November 30, 2005, with registration rights and whatever terms are negotiated in that offering ("the Option") and if such Option is exercised, all Holder's underlying shares herein, including Shares and Warrants purchased on or about June 20, 2005, shall be registerable on or before January 31, 2006.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Holder hereby agree as follows:

        1. Exercise of Warrant.

       (a) This warrant (the "Warrant") shall entitle the Holder thereof to purchase an aggregate of 3,750,000 shares of Common Stock at an exercise price of $0.20 (the "Exercise Price") per share. The Warrants may be exercised in whole or in part, at any time or from time to time during the period commencing on June 20, 2005 and expiring at 5:00 p.m., New York City time, on June 19, 2008 (the "Exercise Term"), or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of the Warrant Certificate evidencing the Warrant to be exercised to the Company at its principal office or at the office of its stock transfer agent, if any, with the Exercise Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If any Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant Certificates for cancellation and presentment of the Exercise Form, execute and deliver new a Warrant Certificate or Certificates, as the case may be, evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of a Warrant Certificate at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the shares of Common Stock underlying the Warrants (the "Warrant Shares"), the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time following the exercise of the Warrants in accordance with the foregoing.

        2. Alternative Exercice Provisions. Anything contained herein to the contrary notwithstanding, provided that the shares underlying this Warrant have been registered, the Holder, at his option, may exercise the Warrants, in whole or in part, during the Exercise Term by delivering to the Company a confirmation slip issued by a brokerage firm that is a member of the National Association of Securities Dealers, Inc. with respect to the sale of those number of Warrant Shares for which the Warrants are being exercised, and, in such case, the
Company shall deliver certificates representing such Warrant Shares on settlement date at the office of the Company's stock transfer agent against payment for such Warrant Shares by such brokerage firm or its clearing broker, made payable to the Company or made payable to the order of the Holder and endorsed by the Holder to the Company.

        3. Reservation and Listing of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on the Over The Counter Bulletin Board or on Nasdaq or a national securities exchange, if such shares of Common Stock, as a class, are theretofore so listed.

        4. Fractional Shares. No tractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. Any fraction of a share called for upon any exercise hereof shall be canceled. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of the Warrants.

        5. Exchange. Transfer. Assignment or Loss of Warrant. The Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of the Warrant Certificates evidencing such Warrants to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable thereunder at the same respective Exercise Price. Subject to Section 10 hereof, upon surrender of the Warrant Certificates to the Company at its principal office or at the office of its stock transfer agent, if any, with a duly executed Assignment Form which is annexed hereto and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver new Warrant Certificates in the name of the assignee named in such instrument of assignment and the original Warrant Certificate shall promptly be canceled. The Warrants may be divided or combined with other Warrants which carry the same rights upon presentation of the Warrant Certificate evidencing such Warrants at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrant Certificates are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Warrants, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrants, if mutilated, the Company will execute and deliver new Warrant Certificates of like tenor and date. Any such new Warrant Certificates, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant Certificates so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone

        6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise of any Warrants.

        7. Adjustments of Purchase Price and Number of Shares.

           (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock by way of stock split, reverse stock split or the like, the Exercise Prices shall forthwith be proportionately increased or decreased.

           (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

           (c) Reclassification. Consolidation. Merger. etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

           (d) Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7(d).

       (e) Warrant Certificate After Adjustment. Irrespective of any change pursuant to this Section 7 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of the Warrants, the Warrants may continue to express as the Exercise Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

       (f) Statement of Calculation. Whenever the Exercise Price shall be adjusted pursuant to the provisions of this Section 7, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Exercise Price determined as above provided in such section. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Exercise Price to be sent by certified mail, return receipt requested, postage prepaid, to the Holder.

        8. Definition of "Common Stock." For the purpose of the Warrants, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, $.001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 7 hereof, the shares of stock or other securities or property obtainable upon exercise of the Warrants shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 7 hereof and all other provisions of the Warrants with respect to Common Stock shall apply on like terms to any such other shares or other securities.

        9. Registration Under the Securities Act of 1933. The Investor will be entitled to "piggy-back" registration rights of the Warrant Shares issuable upon exercise of the Warrant on registration statements (other than on Form S-8, S-4 or similar Forms) filed by the Company. The Company shall file a registration statement on or before November 30, 2005 registering the shares issued to the Investor pursuant to this Subscription Agreement. A registration statement must be filed on or before November 30, 2005 for all Shares and shares underlying the Warrants, but in the event that Holder exercises its option, defined below in paragraph number 6, the registration date shall be extended. In the event that the Company does not file the registration statement, registering the shares purchased hereunder on or before November 30, 2005 (or January 31, 2006 if such period has been extended pursuant to the terms of this subscription agreement), the Company shall pay Investor 50,000 shares of common stock and 25,000 warrants, on the same terms as the warrants issued hereunder, for each month that the registration statement is not filed.

        10. Transfer to Comply with the Act. Neither Warrants nor the Warrant Shares nor any other security issued or issuable upon exercise of the Warrants may be sold or otherwise disposed of except as follows:

           (a) to a person who, in the opinion of counsel for the Company, is a person to whom the Warrants or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution and provides any other information and representations required by the Company, and in which such person agrees to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities; or

           (b) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

        11. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

             (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any warrant, right or option to subscribe therefor; or

             (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

             (d) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity, then, in anyone or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, warrants or options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, warrants or options, or any proposed dissolution, liquidation, winding up or sale.

       12. Notices.

             (a) All communications under this Agreement shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt or delivered by hand or by overnight delivery service:

                          If to the Company, at:

                          Bio-Life Labs, Inc.
                          16 Concord Road
                          El Paso, Texas 79909
                          Attn:  David Karam, President

                          If to the Holder, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

             (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when hand delivered or on the day following deposit with the overnight delivery service.

        13. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Holder shall inure to the benefit of his successors and assigns hereunder.

        14. Termination. This Warrant Agreement will terminate on the earlier of
(a) the expiration date of the Warrants or (b) the date all of the Warrants shall have been exercised.

        15. Governing Law. This Warrant Agreement shall be deemed to be made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law principles thereof.

        16. Entire Agreement: Amendment: Waiver. This Warrant Agreement and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant Agreement may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this Warrant Agreement will be deemed effective to modify, amend or discharge any part of this Warrant Agreement or any rights or obligations of any person under or by reason of this Warrant Agreement.

                                    BIO-LIFE LABS, INC.



                                    By:  ___________________________
                                         Name:
                                         Title:

Dated:  June 20, 2005

Attest:


___________________________